QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Danaos Corporation of our report dated March 7, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Danaos Corporation's Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.
Athens, Greece
July 9, 2018

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM